UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

WESTERN URANIUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700-10 King Street East, Toronto, Ontario, Canada	M5C 1C3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 564-2870

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On October 19, 2016, Andrew Wilder resigned as Chief Financial Officer of Western Uranium Corporation (“Western” or the “Company”) to focus on new business interests. Mr. Wilder will continue to serve as a director of the Company.

(c)       On October 19, 2016, Robert Klein was appointed to serve as Chief Financial Officer of the Company, replacing Andrew Wilder.

Mr. Klein, age 50, previously served as Western’s Vice President-Finance, taking leading roles in reporting, corporate transactions, and the public listing of the stock on both the CSE and OTCQX. This prior role was through the Cross River Group, where Mr. Klein was the Chief Operating Officer, and began on an Operating Partner basis with the formation of Western’s predecessor, Piñon Ridge Mining, LLC in April 2014. Previously, Mr. Klein was a Managing Director at Analytical Research, a hedge fund and hedge fund of funds research firm which he joined in 2010. He has a broad alternative investment background derived from operating and investment roles directly and through Exeter Analytics, a consulting firm he founded. Among these hedge fund and hedge fund of fund roles he served as the CFO of Five Points Capital, a hedge fund spin-out from Soros Fund Management. Earlier in his career, Mr. Klein worked for traditional institutions including the investment bank and private investment firms of Lehman Brothers and William E. Simon & Sons. Mr. Klein holds the Chartered Financial Analyst® designation, received an M.B.A. from the Robert H. Smith School of Business at the University of Maryland and a B.S. in Accounting from George Mason University.

There is no family relationship between Mr. Klein and any other executive officer or any director of the Company.

(e)       As of October 1, 2016, Western entered into a consulting agreement (the “Consulting Agreement”) with Bedford Bridge Fund LLC (“Bedford Bridge”) and Robert Klein, pursuant to which Western retained Bedford Bridge to provide financial operating services for the Company and retained Mr. Klein to serve as Chief Financial Officer of the Company, both subject to Board approval. The Consulting Agreement replaces the consulting agreement previously entered into by the Company with Bedford Bridge on January 1, 2016 and filed as Exhibit 10.9 to the Company’s Form 10 registration statement on June 22, 2016. The term of the Agreement runs through July 31, 2017 or such later date as the parties may agree to in writing, subject to earlier termination upon 30 days’ prior written notice by the parties.

The annual fee for services payable to Bedford Bridge and Mr. Klein under the Consulting Agreement is $162,000, payable in monthly installments of $13,500. Under the Consulting Agreement, Mr. Klein is entitled to participate in any stock option or incentive compensation plan offered by the Company to its senior management in the manner and extent authorized by the Board of Directors. Under the terms of the Agreement, Mr. Klein was awarded 100,000 options to purchase common shares of the Company pursuant to the Company’s Incentive Stock Option Plan on October 4, 2016. The terms of the options were previously disclosed in a Form 8-K filed by the Company on October 12, 2016.

Item 8.01 Other Events.

On October 24, 2016, Western appointed Michael Rutter as Vice President Operations for the Company. Mr. Rutter has specific experience in the oversight of the construction, mechanics, PLCs electrical and operation of the Ablation production units. Previously, Mr. Rutter was superintendent for Energy Fuels’ Utah, Colorado and Arizona uranium production. The news release announcing this appointment is included with this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 19, 2016
99.2	Press Release dated October 24, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2016	WESTERN URANIUM CORPORATION

	By:	/s/ Robert R. Klein
Mr. Robert Klein Chief Financial Officer

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